                                                                    EXHIBIT 10.2

                      ACKNOWLEDGMENT, WAIVER AND AMENDMENT
                                     TO THE
               INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT

            This   ACKNOWLEDGMENT,   WAIVER  AND  AMENDMENT  ("Waiver")  TO  THE
INVENTORY AND WORKING CAPITAL FINANCING AGREEMENT is made as of November 4, 2002 by and between Datatec Industries, Inc., a Delaware corporation ("Customer") and
IBM Credit Corporation, a Delaware corporation ("IBM Credit").

                                   RECITALS:

            WHEREAS,  Customer  and IBM Credit have  entered  into that  certain
Inventory and Working Capital Financing  Agreement dated as of November 10, 2000
(as  amended,  supplemented  or  otherwise  modified  from  time  to  time,  the
"Agreement");

            WHEREAS,  Customer  is in  default  of one or more of its  financial covenants contained in the Agreement (as more specifically  explained in Section
2 hereof);

            WHEREAS, Customer requests that IBM Credit waive such defaults; and

            WHEREAS,  IBM Credit is willing to waive such  default and amend the
Agreement subject to the conditions set forth below.

                                   AGREEMENT

            NOW THEREFORE,  in  consideration  of the premises set forth herein, and for other good and  valuable  consideration,  the value and  sufficiency  of which is hereby  acknowledged,  the parties  hereto agree that the  Agreement is amended as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Acknowledgment.

            Customer  acknowledges  that the  financial  covenants  set forth in
Attachment  A to the  Agreement  are  applicable  to the  financial  results  of
Customer  for the  quarterly  period  ending July 31,  2002,  and  Customer  was required to maintain such  financial  covenants at all times.  Customer  further acknowledges its actual attainment was as follows:

                                          Covenant                            Covenant
       Covenant                           Requirement                         Actual
       --------                           ------------------------------      ---------------

(i)    Revenue on an Annual Basis         Greater than 5.0:1.0 and equal      -24.7      FAIL
       to Working Capital                 to or less than 25.0:1.0

(ii)   Net Profit after Tax to Revenue    Equal to or greater than             11.6      PASS
                                          0.1%

(iii)  Tangible Net Worth                 Equal to or greater than $2.5      $2,104,000  FAIL
                                          million

(iv)   Debt Service Ratio                 Equal or greater than                 2.7      PASS
                                          2.0:1.0

(v)    Debt to Equity                     Equal to or less than                 4.4      PASS
                                          5.0:1.0

The preceding being the "Defaults".

Section 3.  Waivers to  Agreement.  IBM Credit  hereby  waives the  Defaults  of
Customer  with the terms of the  Agreement  to the extent such  Defaults are set forth in Section 2 hereof.

Section  4.   Amendment.   The   Agreement   is  hereby   amended  as   follows,
notwithstanding any other conditions precedent contained herein:

            A. Section 1.1 of the  Agreement  is hereby  amended by deleting the definition  of  "Termination  Date" in its  entirety and  substituting,  in lieu thereof, the following definition:

"Termination Date": shall mean August 1, 2003

Section  5.  Conditions  to  Effectiveness  of  Waiver.  The waiver set forth in
Section 3 hereof  shall  become  effective  upon:

(a) the receipt by IBM Credit from Customer of this Waiver executed by Customer;
and

(b) the payment by Customer  to IBM Credit of a waiver fee (the  "Waiver  Fee"), payable in  immediately  available  funds,  in the amount of $25,000 by no later than  November 8, 2002.  The Waiver Fee shall be  nonrefundable  and shall be in addition to any other fees IBM Credit may charge customer.

Section 6. Rights and Remedies.  Except to the extent specifically waived herein
IBM Credit  reserves any and all rights and remedies  that IBM Credit now has or may have in the future with respect to Customer, including any and all rights or remedies  which it may have in the future as a result of  Customer's  failure to comply  with  its  financial  covenants  to IBM  Credit.  Except  to the  extent specifically  waived herein neither this Waiver,  any of IBM Credit's actions or
IBM Credit's failure to act shall be deemed to be a waiver of any such rights or remedies.

Section 7.  Governing  Law. This Waiver shall be governed by and  interpreted in accordance with the laws which govern the Agreement.

Section 8.  Counterparts.  This  Waiver  may  be  executed  in  any  number  of counterparts,  each  of  which  shall  be an  original  and all of  which  shall constitute one agreement.

            IN WITNESS WHEREOF, this Waiver has been executed by duly authorized representatives of the undersigned as of the day and year first above written.

IBM Credit Corporation                    Datatec Industries, Inc.

By: /s/ Steven A. Flanagan                By: /s/ Isaac J. Gaon
   -----------------------------------       -----------------------------------
Print Name: Steven A. Flanagan            Print Name: Isaac J. Gaon
            --------------------------               ---------------------------

Title: Manager Special Handling           Title: Chairman and CEO
       -------------------------------           -------------------------------

Date: 11/5/02                             Date: 11/5/02
      --------------------------------          --------------------------------